Exhibit 99.1

CINEMARK HOLDINGS, INC. REPORTS REVENUES OF $659.9 MILLION
AND ADJUSTED EBITDA OF $156.9 MILLION FOR Q4 2014

Plano, TX, February 18, 2015 — Cinemark Holdings, Inc. (NYSE: CNK), one of the largest motion picture exhibitors in the world, today reported results for the three months and year ended December 31, 2014.

Cinemark Holdings, Inc.’s revenues for the three months ended December 31, 2014 increased 1.2% to $659.9 million compared to $651.9 million for the three months ended December 31, 2013. For the three months ended December 31, 2014, admissions revenues were $404.7 million and concession revenues were $214.8 million. Average ticket price was $6.16 and concession revenues per patron was $3.27 for the three months ended December 31, 2014.

Adjusted EBITDA for the three months ended December 31, 2014 was $156.9 million compared to $140.9 million for the three months ended December 31, 2013. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release.

Net income attributable to Cinemark Holdings, Inc. for the three months ended December 31, 2014 was $47.3 million compared to $15.6 million for the three months ended December 31, 2013. Diluted earnings per share for the three months ended December 31, 2014 was $0.41 compared to $0.13 for the three months ended December 31, 2013. Net income for the three months ended December 31, 2013 included an after-tax loss of approximately $17.9 million on the Company’s sale of its Mexico subsidiaries.

“Cinemark’s domestic box office revenues over-indexed the industry by 140 basis points for the fourth quarter of 2014, and worldwide, Cinemark exceeded the North American industry by more than 600 basis points on a currency adjusted basis,” stated Tim Warner, Cinemark’s Chief Executive Officer.  “Looking back on 2014, I am proud of our strategic initiatives progression during the year, including adding 170 new state-of-the art screens to our circuit, completing the conversion of our worldwide first-run circuit to digital projection, and expanding our XD brand to a total of 179 screens, all while maintaining our industry-leading Adjusted EBITDA.”

Cinemark Holdings, Inc.’s revenues for the year ended December 31, 2014 decreased 2.1% to $2,627.0 million from $2,682.9 million for the year ended December 31, 2013. For the year ended December 31, 2014, admissions revenues were $1,644.2 million and concession revenues were $845.4 million. Average ticket price increased 1.0% to $6.23 and concession revenues per patron increased 4.6% to $3.20 for the year ended December 31, 2014.

Adjusted EBITDA for the year ended December 31, 2014 was $596.5 million compared to $625.3 million for the year ended December 31, 2013. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release.

Net income attributable to Cinemark Holdings, Inc. for the year ended December 31, 2014 was $192.6 million compared to $148.5 million for the year ended December 31, 2013. Diluted earnings per share for the year ended December 31, 2014 was $1.66 compared to $1.28 for the year ended December 31, 2013. Net income attributable to Cinemark Holdings, Inc. for the year ended December 31, 2013 included a pre-tax loss on early retirement of debt of approximately $72.3 million.

As of December 31, 2014, the Company’s aggregate screen count was 5,676 and the Company had commitments to open 18 new theatres and 158 screens during 2015 and five new theatres with 53 screens subsequent to 2015.

Conference Call/Webcast — Today at 8:30 AM ET

Telephone: via 888-755-8910 or 706-679-3149 (for international callers).

Live Webcast/Replay: Available live at investors.cinemark.com.  A replay will be available following the call and archived for a limited time.

About Cinemark Holdings, Inc.

Cinemark is a leading domestic and international motion picture exhibitor, operating 495 theatres with 5,676 screens in 41 U.S. states, Brazil, Argentina and 11 other Latin American countries as of December 31, 2014. For more information go to investors.cinemark.com.

Financial Contact:

Chanda Brashears — 972-665-1671 or cbrashears@cinemark.com

Media Contact:

James Meredith — 972-665-1060 or jmeredith@cinemark.com

Forward-looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The “forward-looking statements” include our current expectations, assumptions, estimates and projections about our business and our industry. They include statements relating to future revenues, expenses and profitability, the future development and expected growth of our business, projected capital expenditures, attendance at movies generally or in any of the markets in which we operate, the number or diversity of popular movies released and our ability to successfully license and exhibit popular films, national and international growth in our industry, competition from other exhibitors and alternative forms of entertainment and determinations in lawsuits in which we are defendants.  You can identify forward-looking statements by the use of words such as “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future” and “intends” and similar expressions which are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. In evaluating forward-looking statements, you should carefully consider the risks and uncertainties described in the “Risk Factors” section or other sections in the Company’s Annual Report on Form 10-K filed February 28, 2014 and quarterly reports on Form 10-Q. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements and risk factors. Forward-looking statements contained in this press release reflect our view only as of the date of this press release. We undertake no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Cinemark Holdings, Inc.

Financial and Operating Summary

(unaudited, in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Statement of Income Data:
Revenues
Admissions	$404,697	$412,617	$1,644,169	$1,706,145
Concession	214,805	201,769	845,376	845,168
Other	40,442	37,547	137,445	131,581
Total revenues	659,944	651,933	2,626,990	2,682,894

Cost of operations
Film rentals and advertising	217,632	227,292	883,052	919,511
Concession supplies	33,123	31,723	131,985	135,715
Facility lease expense	77,525	77,024	317,096	307,851
Other theatre operating expenses	146,150	146,400	582,325	575,056
General and administrative expenses	36,552	44,631	151,444	165,351
Depreciation and amortization	44,548	43,805	175,656	163,970
Impairment of long-lived assets	1,353	1,718	6,647	3,794
(Gain) loss on sale of assets and other	6,996	(1,313)	15,715	(3,845)
Total cost of operations	563,879	571,280	2,263,920	2,267,403
Operating income	96,065	80,653	363,070	415,491
Interest expense (1)	(28,597)	(28,172)	(113,698)	(124,714)
Loss on early retirement of debt	—	—	—	(72,302)
Distributions from NCM	4,383	7,283	18,541	20,701
Other income	1,373	6,730	22,150	24,688
Income before income taxes	73,224	66,494	290,063	263,864
Income taxes	25,587	50,590	96,064	113,316
Net income	$47,637	$15,904	$193,999	$150,548
Less: Net income attributable to noncontrolling interests	330	312	1,389	2,078
Net income attributable to Cinemark Holdings, Inc.	$47,307	$15,592	$192,610	$148,470

Earnings per share attributable to Cinemark Holdings, Inc.’s common stockholders:
Basic	$0.41	$0.13	$1.66	$1.28
Diluted	$0.41	$0.13	$1.66	$1.28

Weighted average diluted shares outstanding	115,062	114,536	114,966	114,396

Other Financial Data:
Adjusted EBITDA (2)	$156,876	$140,870	$596,525	$625,323

(1)    Includes amortization of debt issue costs.

(2)    Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of Adjusted EBITDA to net income is provided in the financial schedules accompanying this press release.

	As of
	December 31,
	2014	2013
Balance Sheet Data (unaudited, in thousands):
Cash and cash equivalents	$638,869	$599,929
Theatre properties and equipment, net	$1,450,812	$1,427,190
Total assets	$4,151,980	$4,144,163
Long-term debt, including current portion	$1,822,997	$1,832,800
Equity	$1,123,129	$1,102,417

Segment Information

(unaudited, in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Revenues
U.S.	$501,731	$499,776	$1,934,990	$1,912,674
International	161,122	155,210	704,623	783,053
Eliminations	(2,909)	(3,053)	(12,623)	(12,833)
Total revenues	$659,944	$651,933	$2,626,990	$2,682,894
Adjusted EBITDA
U.S.	$122,933	$113,910	$436,863	$455,489
International	33,943	26,960	159,662	169,834
Total Adjusted EBITDA	$156,876	$140,870	$596,525	$625,323
Capital expenditures
U.S.	$51,412	$45,955	$148,532	$117,488
International	37,125	54,227	96,173	142,182
Total capital expenditures	$88,537	$100,182	$244,705	$259,670

Additional Segment Information (1)

(unaudited)

	U.S. Operating Segment			International Operating Segment			Consolidated
	Three Months Ended			Three Months Ended			Three Months Ended
	December 31,			December 31,			December 31,
			%			%			%
	2014	2013	Change	2014	2013	Change	2014	2013	Change
Admissions revenues	$312.9	$323.0	(3.1)%	$91.8	$89.6	2.5%	$404.7	$412.6	(1.9)%
Concession revenues	$164.2	$156.0	5.3%	$50.6	$45.8	10.5%	$214.8	$201.8	6.4%
Other revenues(2)	$21.7	$17.7	22.6%	$18.7	$19.8	(5.6)%	$40.4	$37.5	7.7%
Total revenues(2)	$498.8	$496.7	0.4%	$161.1	$155.2	3.8%	$659.9	$651.9	1.2%
Attendance	44.0	45.0	(2.2)%	21.7	19.8	9.6%	65.7	64.8	1.4%
Average ticket price	$7.11	$7.18	(1.0)%	$4.23	$4.53	(6.6)%	$6.16	$6.37	(3.3)%
Concession revenues per patron	$3.73	$3.47	7.5%	$2.33	$2.31	0.9%	$3.27	$3.11	5.1%
Average screen count	4,481	4,432	1.1%	1,163	1,241	(6.3)%	5,644	5,673	(0.5)%

	U.S. Operating Segment		International Operating Segment		Consolidated
	Three Months Ended		Three Months Ended		Three Months Ended
	December 31,		December 31,		December 31,
	2014	2013	2014	2013	2014	2013
Film rentals and advertising	$175.6	$184.7	$42.1	$42.6	$217.7	$227.3
Concession supplies	$22.0	$21.4	$11.1	$10.3	$33.1	$31.7
Salaries and wages	$53.0	$52.3	$18.7	$18.2	$71.7	$70.5
Facility lease expense	$59.0	$58.3	$18.5	$18.8	$77.5	$77.1
Utilities and other	$52.5	$53.6	$21.9	$22.3	$74.4	$75.9

				International
	U.S. Operating Segment			Operating Segment			Consolidated
	Year Ended			Year Ended			Year Ended
	December 31,			December 31,			December 31,
			%			%			%
	2014	2013	Change	2014	2013	Change	2014	2013	Change
Admissions revenues	$1,220.8	$1,231.4	(0.9)%	$423.4	$474.7	(10.8)%	$1,644.2	$1,706.1	(3.6)%
Concession revenues	$635.6	$609.3	4.3%	$209.8	$235.9	(11.1)%	$845.4	$845.2	0.0%
Other revenues(2)	$66.0	$59.1	11.7%	$71.4	$72.5	(1.5)%	$137.4	$131.6	4.4%
Total revenues(2)	$1,922.4	$1,899.8	1.2%	$704.6	$783.1	(10.0)%	$2,627.0	$2,682.9	(2.1)%
Attendance	173.9	177.2	(1.9)%	90.0	99.4	(9.5)%	263.9	276.6	(4.6)%
Average ticket price	$7.02	$6.95	1.0%	$4.70	$4.78	(1.7)%	$6.23	$6.17	1.0%
Concession revenues per patron	$3.65	$3.44	6.1%	$2.33	$2.37	(1.7)%	$3.20	$3.06	4.6%
Average screen count	4,467	4,233	5.5%	1,146	1,315	(12.9)%	5,613	5,548	1.2%

	U.S. Operating Segment		International Operating Segment		Consolidated
	Year Ended		Year Ended		Year Ended
	December 31,		December 31,		December 31,
	2014	2013	2014	2013	2014	2013
Film rentals and advertising	$681.1	$687.3	$202.0	$232.2	$883.1	$919.5
Concession supplies	$86.4	$83.7	$45.6	$52.0	$132.0	$135.7
Salaries and wages	$202.8	$192.5	$71.1	$76.8	$273.9	$269.3
Facility lease expense	$235.2	$215.5	$81.9	$92.4	$317.1	$307.9
Utilities and other	$217.2	$204.5	$91.2	$101.2	$308.4	$305.7

(1)    Revenues, attendance and theatre operating costs are in millions. Average ticket price and concession revenues per patron are in dollars.

(2)    U.S. operating segment revenues include eliminations of intercompany transactions with the international operating segment.

Reconciliation of Adjusted EBITDA

(unaudited, in thousands)

	Three months ended		Year ended
	December 31,		December 31,
	2014	2013	2014	2013
Net income	$47,637	$15,904	$193,999	$150,548
Income taxes	25,587	50,590	96,064	113,316
Interest expense	28,597	28,172	113,698	124,714
Loss on early retirement of debt	—	—	—	72,302
Other income	(1,373)	(6,730)	(22,150)	(24,688)
Depreciation and amortization	44,548	43,805	175,656	163,970
Impairment of long-lived assets	1,353	1,718	6,647	3,794
(Gain) loss on sale of assets and other	6,996	(1,313)	15,715	(3,845)
Deferred lease expenses — theatres (2)	754	608	2,197	1,564
Deferred lease expenses — DCIP (3)	(234)	1,055	339	4,137
Amortization of long-term prepaid rents (2)	(243)	521	1,542	2,625
Share based awards compensation expense (4)	3,254	6,540	12,818	16,886
Adjusted EBITDA (1)	$156,876	$140,870	$596,525	$625,323

(1)    Adjusted EBITDA as calculated in the chart above represents net income before income taxes, interest expense, loss on early retirement of debt, other income, depreciation and amortization, impairment of long-lived assets, (gain) loss on sale of assets and other, changes in deferred lease expense, amortization of long-term prepaid rents and share based awards compensation expense.  Adjusted EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to net income as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We have included Adjusted EBITDA because we believe it provides management and investors with additional information to measure our performance and liquidity, estimate our value and evaluate our ability to service debt. In addition, we use Adjusted EBITDA for incentive compensation purposes.

(2)    Non-cash expense included in facility lease expense.

(3)    Non-cash expense included in other theatre operating expenses.

(4)    Non-cash expense included in general and administrative expenses.